UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14c-101)

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X]      Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]      Definitive Information Statement

                           NEWMARKET TECHNOLOGY, INC.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                           NEWMARKET TECHNOLOGY, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254
                                  (972)386-3372

                              INFORMATION STATEMENT
                                  May __, 2010

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

To The Shareholders of NewMarket Technology, Inc.

This information statement is being provided on behalf of the board of directors (the "Board") of NewMarket Technology, Inc. (the "Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date of May ___, 2010. This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

         Proposal 1: To amend the Company's Articles of Incorporation to increase the authorized common shares of the Company from three hundred million (300,000,000) to two billion (2,000,000,000).

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board's recommendation of the actions.

The actions for Proposal 1 will become effective as of the filing of an amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the actions described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is May ___, 2010.

We appreciate your continued interest in NewMarket Technology, Inc.

                                       Very truly yours,

                                      /s/Philip Rauch
                                      ---------------
                                         Philip Rauch, Chief Financial Officer

                              INFORMATION STATEMENT

                           NEWMARKET TECHNOLOGY, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254
                                  (972)386-3372

                                  May __, 2010

The Board of the Company determined that it was in the best interest of the Company and its shareholders to increase the authorized common shares of the Company from three hundred million (300,000,000) to two billion (2,000,000,000). The holders of a majority of the voting power of the Company's outstanding common stock have voted to approve the recommendation of the Board. This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

                                   PROPOSAL 1:

TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES OF THE COMPANY FROM THREE HUNDRED MILLION (300,000,000) SHARES OF COMMON STOCK TO TWO BILLION (2,000,000,000) SHARES OF COMMON STOCK.

At May __, 2010, the Company's has _______________ shares of its common stock issued and outstanding. The Company is authorized to issue up to 300,000,000 shares of its common stock. The Company has outstanding equity instruments the convert into shares of its common stock. If such instruments were to be exercised or converted, the Company would not have enough shares in its authorized capital to cover the exercise of all of the documents and still be able to issue shares of its common stock.

The Majority Shareholder of NewMarket Technology, Inc. submitted its written consent to the shareholder resolutions described in this Information Statement on or about May 3, 2010, to be effective on or about May __, 2010. As of May 3, 2010, the Majority Shareholder holds of record 500 shares of the Company's Series K Preferred Super Majority Voting Stock (voting equivalent to 51% of common shares) allowing Series K Preferred to always vote as a majority of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several thousand other shareholders.

The Majority Shareholder of the Comp

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to all of the shareholder resolutions described in this Information Statement by a written consent. Other shareholders who desire to submit their consents must do so by May__, 2010 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 500 shares of the Company's Series K Super Majority Preferred Shares (voting equivalent to 51% of common shares constituting voting equivalent of 148,937,549 shares of common stock) and 143,096,861 shares of outstanding common stock, were entitled to vote on the Company's proposed actions described in this Information Statement. For purposes of the written consent to action on the proposals, it is deemed that the Series K Preferred Super Majority Voting shareholders voted 148,937,549 shares in favor of proposals.

                          THE COMPANY AND THE PROPOSAL

The Company has its executive offices at 14860 Montfort Drive, Suite 210, Dallas, TX 75254, and its telephone number is (972) 386-3372.

                 PROPOSAL RECOMMENDED BY THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

                                   PROPOSAL #1

TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES OF THE COMPANY FROM THREE HUNDRED MILLION (300,000,000) SHARES OF COMMON STOCK TO TWO BILLION (2,000,000,000) SHARES OF COMMON STOCK.

--------------------------------------------------------------------------------


The Board of the Company determined that it was in the best interest of the Company and its shareholders to increase the authorized common shares of the Company from three hundred million (300,000,000) to two billion (2,000,000,000).

We believe that the share increase authorization in our Articles of Incorporation is in the best interest of our corporation. Without additional shares authorized, the Company may find itself unable to raise any more capital through shares if it has issued all of its authorized shares. Additionally, we are contemplating a number of acquisitions which may require the issuance of additional shares of common stock.

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where more shares will be issued equaling more than 20% of the issued and outstanding shares prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

It is likely that the Company may acquire other compatible business opportunities through the issuance of Common Stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior shareholder has paid, or at a greater than the then current market price. Typically unregistered shares are issued at less than market price due to their illiquidity and restricted nature, and the extended holding period, before they may be sold.


                             MANAGEMENT INFORMATION

Biographical Information on Officers and Directors and Significant Employees




Name                         Age        Position
----------------             ---        ----------------------------------
Philip M. Verges             44        Chairman of the Board
Philip J. Rauch              49        Chief Financial Officer, Director
James Mandel                 56        Director
Bruce Noller                 53        Chief Executive Officer, Director

     PHILIP VERGES, Chairman of NewMarket Technology, Inc., was previously the Chief Executive Officer of the Company. Mr. Verges is an experienced executive manager, with a track record in both telecommunications and high technology. Mr. Verges is a 1988 graduate of the United States Military Academy. His studies at West Point centered on national security. Accelerated for early promotion, Mr. Verges served with distinction as a U.S. Army Captain in a wide variety of important engagements to include research and development of counterterrorism communication technologies and practices. Mr. Verges' early career after the Army includes time in the Computer Sciences Research and Development Department of General Motors as well as experience teaching systems engineering methodology and programming to Electronic Data Systems ("EDS") employees from 1991 to 1995. Mr. Verges' first business start-up experience was at EDS in a new division concentrating on call center technology in financial institutions. Mr. Verges founded the Company in 1997.

     BRUCE NOLLER, Chief Executive Officer and Director, was previously the President of Managed Services for NewMarket Technology, Inc., Mr. Noller brings to the Company over 25 years of financial, operational and marketing experience. Mr. Noller was formerly the President of Noller and Associates, Inc. Before he founded his own firm in 1994, he served as Vice President for Integrated Control Systems, a worldwide management consulting firm. During that time, Mr. Noller proposed and oversaw engagements with a variety of industries including healthcare, distribution, manufacturing, retail, banking, insurance, mining and telecommunications. Mr. Noller has international management consulting experience in Singapore, Malaysia, China, Canada, Latin America and Europe.

     PHILIP J. RAUCH, Chief Financial Officer and Director, brings substantial financial and corporate development talent and experience to the Company. Mr. Rauch holds a Bachelor of Science in Economics degree with honors from the University of Pennsylvania Wharton School of Business, with a concentration in finance and accounting. Since February 2004, Mr. Rauch has been the Chief Operating and Financial Officer of Defense Technology Systems, Inc. Beginning in 1997, Mr. Rauch served in a senior capacity at AboveNet, Inc. (formerly
Metromedia Fiber Network, Inc.) as Vice President, Business Operations, and later as Controller. He is currently a member of the American Management Association.

     JAMES MANDEL, Director, has been the Chief Executive Officer and a Director of Multiband Corporation since October 1, 1998. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and on-going maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas. Mr. Mandel also managed the systems development of Grand Casino Mille Lacs, in Onamia, Minnesota, Grand Casino Hinckley in Hinckley, Minnesota and six other casinos nationwide. He also serves as Chairman of the Board of CorVu Corporation and is a trustee of the Boys and Girls Club of Minneapolis.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") for the fiscal years ended December 31, 2009, 2008, and 2007 (the "Named Executive Officers"):


                           Summary Compensation Table
                                   (Executive)


                                                                Non-equity     Nonqualified
                                                                incentive        deferred
                                            Stock    Option        plan        compensation     All other
                          Salary    Bonus   awards   awards    compensation      earnings      compensation     Total
Name & Position  Year      ($)       ($)      ($)      ($)         ($)             ($)             ($)           ($)
---------------- ------ ----------- ------- -------- -------- --------------- --------------- --------------- ----------

Philip J.        2007    $200,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-       $200,000
Rauch, CFO       2008    $200,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-       $200,000
                 2009    $200,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-       $200,000
Philip Verges,   2007    $225,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-       $225,000
CEO              2008    $250,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-       $250,000
                 2009    $250,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-       $250,000

                  Outstanding Equity Awards At Fiscal Year End

         The following table sets forth certain information concerning outstanding equity awards held by the President and the Company's two most highly compensated executive officers for the fiscal year ended December 31, 2009 the "Named Executive Officers"):



-------------- ----------------------------------------------------------- -------------------------------------------
                                      Option Awards                                       Stock awards
-------------- ----------------------------------------------------------- -------------------------------------------


                                                                                                            Equity
                                                                                                            incentive
                                        Equity                                                              plan
                                        incentive                                                Equity     awards:
                                        plan                                                     incentive  Market
                                        awards:                                                  plan       or
               Number of    Number of   Number of                          Number     Market     awards:    payout
               securities  securities   securities                         of         value of   Number     value of
               underlying  underlying   underlying                         shares     shares     of         unearned
               unexercised unexercised  unexercised Option     Option      or units   of units   unearned   shares,
               options       options    unearned    exercise   expiration  of stock   of stock   shares,    units or
    Name       (#)             (#)       options      price       date     that       that       units or   others
               exercisable unexercisable   (#)         ($)                 have not   have not   other      rights
                                                                            vested     vested    rights     that
                                                                              (#)        ($)     that       have not
                                                                                                 have not    vested
                                                                                                 vested        ($)
                                                                                                    (#)
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------
Philip J.         -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
Rauch, CFO
& Director
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------

-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------
Philip            -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
Verges, CEO
& Director
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------


         The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than 10% of the cash compensation paid to each such executive officer, is not included in such table.

Option/SAR Grants

         No options were granted during the fiscal years ended December 31, 2009 and 2008.

Aggregated Option/SAR Exercises in Last Fiscal Year

         No options were exercised during the fiscal years ended December 31, 2009 and 2008.

Director Compensation

         The following table sets forth the compensation, if any, paid by the Company to those directors who served on the Company's Board of Directors, during the year ended December 31, 2009. Note: This table excludes any compensation paid for services as an officer.


                                            Director's Compensation

                       Fees                              Non-Equity
                       Earned or                         Incentive      Non-qualified
                       Paid in     Stock    Option          Plan          Deferred        All Other
Name                      Cash     Awards    Awards     Compensation    Compensation     Compensation    Total
---------------------- ----------- -------- ---------- --------------- ---------------- --------------- ---------
Hugh G. Robinson (1)      $12,000    $0        $0            $0              $0               $0         $12,000
James Mandel              $12,000    $0        $0            $0              $0               $0         $12,000
Philip Verges (2)              $0    $0        $0            $0              $0            $250,000     $250,000
Philip J. Rauch(3)             $0    $0        $0            $0              $0            $200,000     $200,000
Bruce Noller                   $0    $0        $0            $0              $0               $0              $0


(1) Hugh Robinson was a director of the Company since 2006 and passed away on March 1, 2010.

(2) Mr. Verges received a salary of $250,000 as the Chief Executive Officer of the Company during the year ended December 31, 2009.

(3) Mr. Rauch received a salary of $200,000 as the Chief Financial Officer of the Company during the year ended December 31, 2009.


Employment Agreements

         The Company does not have any employment agreements in place with its officers at this time.

Compensation Pursuant to Plans

         The Company currently maintains no stock option plan or long-term incentive plan at this time.


Compensation Committee Interlocks and Insider Participation

         The Company does not have a compensation committee; all decisions on the compensation of executive officers of the Company are made by the full board of directors.

         Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

         The following table sets forth as of December 31, 2009, certain information regarding beneficial ownership of the common stock held by each person known by us to own beneficially more than 5% of the Common Stock, each of our directors, each of the executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group.

                                                              % of
                                          Number of        Outstanding
       Name of Beneficial Owner            Shares              (1)
--------------------------------------- --------------    ---------------

Philip Verges  (2) (6)                  1,150,000                   3.4%

Bruce Noller  (3)                          20,000                   0.1%

Philip J. Rauch  (4)                       50,000                   0.1%
                                        --------------    ---------------

All current officers and directors      1,220,000                   3.7%

Vergetech, Inc.  (5) (6)                1,150,000                   3.4%

(1) Based on 30,356,128 shares of common stock outstanding on December 31, 2009 and the conversion of Series J Convertible Preferred shares eligible for conversion on that date.

(2) Mr. Verges' address is c/o NewMarket Technology, Inc., 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.

(3) Mr. Noller's address is c/o NewMarket Technology, Inc., 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.

(4) Mr. Rauch's address is c/o NewMarket Technology, Inc., 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.

(5) VergeTech, Inc.'s address is 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.

(6) Mr. Verges, as the sole director and officer and the majority shareholder of VergeTech, Inc., is deemed to be the beneficial owner of VergeTech's holdings.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(s) forms they file.

The following persons failed to file forms on a timely basis during the past two fiscal years as required under Section 16(a) as follows:

None.

                              SHAREHOLDER PROPOSALS

         Any proposal that a shareholder intends to present at the Company's 2010 Annual Meeting should be received at the Company's principal executive office no later than May __, 2010. Any such proposal must comply with Rule 14c-8 of Regulation 14C of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

                                MORE INFORMATION

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AND ITS MOST RECENT QUARTERLY REPORT ON FORM 10-Q TO A SHAREHOLDER, UPON REQUEST TO BRUCE NOLLER, PRESIDENT, NEWMARKET TECHNOLOGY, INC., 14860 MONTFORT DRIVE, SUITE 210, DALLAS, TX 75254 PHONE 972-386-3372, WITHIN THREE BUSINESS DAYS OF RECEIPT OF THE REQUEST. A COPY OF THIS INFORMATION STATEMENT CAN BE DOWNLOADED BY GOING TO OUR WEBSITE, WWW.NEWMARKETTECHNOLOGY.COM.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement has been presented for the consent of the shareholders.


                                    INQUIRIES

Shareholders may make inquiries by contacting Bruce Noller at (972) 386-3372.

                                     NEWMARKET TECHNOLOGY, INC.


                                   By: /s/ Philip J. Rauch
                                   -----------------------
                                           Philip J. Rauch
                                           Chief Financial Officer